Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 29, 2016, by and among First Data Corporation, a Delaware company (the “Issuer”), the Guarantors party hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore entered into that certain indenture, dated as of November 25, 2015, by and among the Trustee, the Issuer and the Guarantors (the “Indenture”) providing for the issuance of 5.000% Senior Secured Notes due 2024 (the “2024 Notes”);

WHEREAS, the Issuer issued $1,000,000,000 aggregate principal amount of 2024 Notes (the “Initial Notes”) on November 25, 2015 pursuant to the Indenture;

WHEREAS, Section 2.01(d) of the Indenture provides that Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer (subject to the Issuer’s compliance with Section 4.09 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $900,000,000 in aggregate principal amount of additional notes, having terms substantially identical in all material respects to the Initial Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Additional Securities.  As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 99.500%, plus accrued and unpaid interest from November 25, 2015.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture.

(3)                                 Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(4)                                 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(5)                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(6)                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

(7)                                 Continued Effect.  Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed.  This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

The remainder of this page is intentionally left blank.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Very truly yours,

FIRST DATA CORPORATION

By:	/s/ Himanshu A. Patel
	Name:	Himanshu A. Patel
	Title:	Executive Vice President,
Chief Financial Officer

[Signature Page to Supplemental Indenture]

The following entities, each as Guarantor:

BANKCARD INVESTIGATIVE GROUP INC.
BUYPASS INCO CORPORATION
CALL INTERACTIVE HOLDINGS LLC
CESI HOLDINGS, LLC
CLOVER MARKETPLACE, LLC
CLOVER NETWORK, INC.
CONCORD COMPUTING CORPORATION
CONCORD CORPORATE SERVICES, INC.
CONCORD EFS FINANCIAL SERVICES, INC.
CONCORD EFS, INC.
CONCORD EMERGING TECHNOLOGIES, INC.
CONCORD FINANCIAL TECHNOLOGIES, INC.
CONCORD ONE, LLC
CONCORD PAYMENT SERVICES, INC.
CONCORD PROCESSING, INC.
CONCORD TRANSACTION SERVICES, LLC
CTS HOLDINGS, LLC
CTS, INC.
EPSF CORPORATION
FDFS HOLDINGS, LLC
FDGS GROUP, LLC
FDR IRELAND LIMITED
FDR MISSOURI INC.
FDS HOLDINGS, INC.
FIRST DATA CAPITAL, INC.
FIRST DATA CARD SOLUTIONS, INC.
FIRST DATA COMMUNICATIONS CORPORATION
FIRST DATA EC, LLC
FIRST DATA GOVERNMENT SOLUTIONS, INC.
FIRST DATA GOVERNMENT SOLUTIONS, LP
FIRST DATA LATIN AMERICA INC.
FIRST DATA MERCHANT SERVICES LLC
FIRST DATA MERCHANT SERVICES NORTHEAST, LLC
FIRST DATA MERCHANT SERVICES SOUTHEAST, L.L.C.
FIRST DATA MOBILE HOLDINGS, INC.
FIRST DATA PAYMENT SERVICES, LLC
FIRST DATA REAL ESTATE HOLDINGS L.L.C.
FIRST DATA REPORTING SERVICES, LLC
FIRST DATA RESOURCES, LLC
FIRST DATA RETAIL ATM SERVICES L.P.
FIRST DATA SOLUTIONS INC.
FIRST DATA TECHNOLOGIES, INC.
FIRST DATA TRANSPORTATION SERVICES INC.
FIRST-DATA VOICE SERVICES
FSM SERVICES INC.
FUNDSXPRESS, INC.
FUNDSXPRESS FINANCIAL NETWORK, INC.

[Signature Page to Supplemental Indenture]

GYFT, INC.
IGNITE PAYMENTS, LLC
INSTANT CASH SERVICES, LLC
LINKPOINT INTERNATIONAL, INC.
MAS INCO CORPORATION
MAS OHIO CORPORATION
NATIONAL PAYMENT SYSTEMS INC.
NEW PAYMENT SERVICES, INC.
PAYPOINT ELECTRONIC PAYMENT SYSTEMS, LLC
PAYSYS INTERNATIONAL, INC.
PERKA, INC.
REMITCO LLC
SAGEBRUSH HOLDINGS LLC
SIZE TECHNOLOGIES, INC.
STAR NETWORKS, INC.
STAR PROCESSING, INC.
STAR SYSTEMS ASSETS, INC.
STAR SYSTEMS, INC.
STAR SYSTEMS, LLC
STRATEGIC INVESTMENT ALTERNATIVES LLC
TASQ LLC
TASQ TECHNOLOGY, INC.
TELECHECK INTERNATIONAL, INC.
TRANSACTION SOLUTIONS, LLC
TRANSACTION WIRELESS, INC.
TWI MOR HOLDING, LLC
UNIFIED MERCHANT SERVICES
VALUELINK, LLC

By:	/s/ Himanshu A. Patel
Name:	Himanshu A. Patel
Title:	Executive Vice President,
Chief Financial Officer

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Signature Page to Supplemental Indenture]